Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS
(formerly BANKERS TRUST COMPANY)
(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

60 WALL STREET
NEW YORK, NEW YORK	10005
(Address of principal	(Zip Code)
executive offices)

Deutsche Bank Trust Company Americas
Attention: Catherine Wang
Legal Department
60 Wall Street, 36th Floor
New York, New York 10005
(212) 250 – 7544
(Name, address and telephone number of agent for service)

CBS CORPORATION	CBS OPERATIONS INC.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

04-2949533	13-3844753
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

51 West 52nd Street	51 West 52nd Street
New York, NY 10019	New York, NY 10019
(212) 975-4321	(212) 975-4321
(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)	(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Lawrence P. Tu
Senior Executive Vice President and Chief Legal Officer
CBS Corporation
51 West 52nd Street
New York, New York 10019
(212) 975-4321
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
William J. Whelan, III, Esq.
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
(212) 474-1000

Senior Debt Securities
(Title of the Indenture securities)

Item 1.                   General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b) Whether it is authorized to exercise corporate trust powers.
Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

Not Applicable

Item 3. -15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -
Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002  - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 2 -	Certificate of Authority to commence business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 4 -
Existing By-Laws of Deutsche Bank Trust Company Americas, as amended on April 15, 2002 business - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act. - business - Incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 7 -	The latest report of condition of Deutsche Bank Trust Company Americas dated as of June 30, 2014. Copy attached.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 31st day of October, 2014.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Carol Ng
Name: Carol Ng
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS		FFIEC 031 Page 16 of 79
Legal Title of Bank		RC-1
NEW YORK
City
NY	10005
State	Zip Code
FDIC Certificate Number: 00623

Consolidated Report of Condition for Insured Banks and Savings Associations for June 30, 2014

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet
	Dollar Amounts in Thousands			RFCD	Tril | Bil | Mil| Thou
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a. Noninterest-bearing balances and currency and coin (1)			0081	211,000	1.a
	b. Interest-bearing balances (2)			0071	30,668,000	1.b
2.	Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
	b. Available-for-sale securities (from Schedule RC-B, column D)			1773	0	2.b
3.	Federal funds sold and securities purchased under agreements to resell:			RCON
	a. Federal funds sold in domestic offices			B987	116,000	3.a
				RCFD
	b. Securities purchased under agreements to resell (3)			B989	13,202,000	3.b
4.	Loans and lease financing receivables (from Schedule RC-C):
	a. Loans and leases held for sale			5369	0	4.a
	b. Loans and leases, net of unearned income	B528	18,817,000			4.b
	c. LESS: Allowance for loan and lease losses	3123	35,000			4.c
	d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	18,782,000	4.d
5.	Trading assets (from Schedule RC-D)			3545	136,000	5
6.	Premises and fixed assets (including capitalized leases)			2145	22,000	6
7.	Other real estate owned (from Schedule RC-M)			2150	8,000	7
8.	Investments in unconsolidated subsidiaries and associated companies			2130	0	8
9.	Direct and indirect investments in real estate ventures			3656	0	9
10.	Intangible assets:					10
	a. Goodwill			3163	0	10.a
	b. Other intangible assets (from Schedule RC-M)			0426	43,000	10.b
11.	Other assets (from Schedule RC-F)			2160	845,000	11
12.	Total assets (sum of items 1 through 11)			2170	64,033,000	12

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031 Page 16a of 79
Legal Title of Bank	RC-1a
FDIC Certificate Number: 00623

Schedule RC—Continued
	Dollar Amounts in Thousands			RCON	Tril | Bil | Mil | Thou
Liabilities
13.	Deposits:
	a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	51,006,000	13.a
	(1) Noninterest-bearing (4)	6631	32,783,000			13.a.1
	(2) Interest-bearing	6636	18,223,000			13.a.2
	b. In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN
	(from Schedule RC-E, part II)			2200	1,000	13.b
	(1) Noninterest-bearing	6631	1,000			13.b.1
	(2) Interest-bearing	6636	0			13.b.2
14.	Federal funds purchased and securities sold under agreements to repurchase:			RCON
	a. Federal funds purchased in domestic offices (5)			B993	2,338,000	14.a
				RCFD
	b. Securities sold under agreements to repurchase (6)			B995	0	14.b
15.	Trading liabilities (from Schedule RC-D)			3548	26,000	15
16.	Other borrowed money (includes mortgage indebtedness and obligations
	under capitalized leases) (from Schedule RC-M)			3190	130,000	16
17.	and 18. Not applicable

(4)	Includes noninterest-bearing demand, time and savings deposits.
(5)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
(6)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031 Page 17 of 79
Legal Title of Bank	RC-2
FDIC Certificate Number: 00623

	Dollar Amounts in Thousands	RCFD	Tril | Bil | Mil| Thou
Liabilities—Continued
19.	Subordinated notes and debentures (1)	3200	0	19
20.	Other liabilities (from Schedule RC-G)	2930	1,237,000	20
21.	Total liabilities (sum of items 13 through 20)	2948	54,738,000	21
22.	Not applicable

EQUITY CAPITAL
	Bank Equity Capital
23.	Perpetual preferred stock and related surplus	3838	0	23
24.	Common stock	3230	2,127,000	24
25.	Surplus (excludes all surplus related to preferred stock)	3839	597,000	25
26.	a. Retained earnings	3632	6,493,000	26.a
	b. Accumulated other comprehensive income (2)	B530	-33,000	26.b
	c. Other equity capital components (3)	A130	0	26.c
27.	a. Total bank equity capital (sum of items 23 through 26.c)	3210	9,184,000	27.a
	b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	111,000	27.b
28.	Total equity capital (sum of items 27.a and 27.b)	G105	9,295,000	28
29.	Total liabilities and equity capital (sum of items 21 and 28)	3300	64,033,000	29

Memoranda
To be reported with the March Report of Condition.
1.	Indicate in the box at the right of the number of the statement below that best describes the
	most comprehensive level of auditing work performed for the bank by independent external	RCFD	Number
	auditors as of any date during 2013	6724	N/A	M.1
1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
2 =
Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
		5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
		6 =	Review of the bank’s financial statements by external auditors
		7 =	Compilation of the bank’s financial statements by external auditors
3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm.	8 =	Other audit procedures (excluding tax preparation work)
		9 =	No external audit work
To be reported with the March Report of Condition.			RCON	MM / DD
2.	Bank’s fiscal year-end date		8678	N/A	M.2

(1)	Includes limited-life preferred stock and related surplus.
(2)
Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses)
on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other post retirement plan adjustments.

(3)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.